As filed with the Securities and Exchange Commission on September 8, 2025
Registration No.: 333-288824
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
PRE-EFFECTIVE
AMENDMENT NO. 2
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Prenetics Global Limited
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11401 Granite St.	Unit 703-706, K11 Atelier
Charlotte, NC 28273	728 King’s Road, Quarry Bay
USA	Hong Kong
85222109588
(Address and telephone number of registrant’s principal executive offices)
Cogency Global Inc.
122 East 42nd Street, 18th Floor, New York, N.Y. 10168
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Danny Sheng Wu Yeung
Unit 703-706, K11 Atelier
728 King’s Road, Quarry Bay
Hong Kong
Tel: +852 2110 9588
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

As filed with the Securities and Exchange Commission on September 8, 2025
Registration No.: 333-288824
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2025
PRELIMINARY PROSPECTUS
PRENETICS GLOBAL LIMITED
$1,000,000,000
DEBT SECURITIES
CLASS A ORDINARY SHARES
PREFERRED SHARES
DEPOSITARY SHARES
WARRANTS
UNITS
We may offer and sell securities from time to time in one or more offerings, any combination of the securities described in this prospectus, with an aggregate offering price of up to $1,000,000,000, subject to shareholder approval of an increase in authorized share capital for equity securities. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest in any of our securities offered hereby.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our Class A Ordinary Shares are listed on the Nasdaq Stock Market LLC, or “NASDAQ,” under the trading symbol “PRE”. On September 5, 2025, the closing sale price as reported on Nasdaq of our Class A Ordinary Shares was $8.09 per share.
We are an “emerging growth company” under applicable U.S. federal securities laws and, as such, are eligible for certain reduced public company reporting requirements. See “Prospectus Summary — Emerging Growth Company.”
We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Foreign Private Issuer.”
Throughout this prospectus, unless the context indicates otherwise, references to “Prenetics” refer to Prenetics Holding Company Limited, formerly known as Prenetics Group Limited, a Cayman Islands holding company, references to “Prenetics HK” refer to Prenetics Limited, a wholly owned subsidiary of Prenetics, and references to “Prenetics Group” refer to Prenetics Holding Company Limited, together as a group with its subsidiaries, including its operating subsidiaries. As a result of the Business Combination, Prenetics has become a wholly owned subsidiary of ours. Prenetics Global Limited is a Cayman Islands holding company with operations primarily conducted by its subsidiaries, in particular, Prenetics and its subsidiaries. We have subsidiaries conducting operations in Hong Kong. Investors purchasing our securities are purchasing equity interests in the Cayman Islands holding company.
Prenetics, the holding company, does not conduct operations in China, though certain of the group’s subsidiaries conduct operations in Hong Kong, a special administrative region of the People’s Republic of China (“PRC”). As a result, we face various legal and operational risks and uncertainties relating to our operations in Hong Kong, and from the evolving regulatory landscape in the PRC generally. As we presently do not have any business operations in mainland China, either directly or through Variable Interest Entity (VIE) arrangements, we consider that the current laws and regulations of the PRC applicable in mainland China have no material impact on our business, financial condition or results of operations. However, since Hong Kong and Macau are special administrative regions of China, the legal and operational risks associated with operating in China also apply to operations in Hong Kong and Macau.
The PRC government has recently indicated an intent to exert more oversight and control over offerings conducted overseas (including those using entity variable interest entity (“VIE”) structure) and foreign investment in China-based companies. This has been evidenced by its probe into several U.S.-listed technology companies with operations in mainland China, focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently, these laws and regulations are expected to apply to mainland China domestic businesses, rather than businesses in Hong Kong which operate under a different set of laws from mainland China. However, there can be no assurance that the PRC government will not, in the future, expand the application of such regulations, or adopt new laws, regulations, or policies, that could apply to our operations in Hong Kong, or that the government of Hong Kong may enact similar laws and regulations applicable to companies operating in Hong Kong. Should the PRC government seek to affect operations of any company with any level of operations in Hong Kong, should certain PRC laws and regulations or these statements or regulatory actions become applicable to us in the future, or should the government of Hong Kong enact similar laws and regulations, it would likely have a material adverse impact on our business, financial condition and results of operations, ability to accept foreign investments and our ability to offer or continue to offer securities to investors in the U.S. or to list on a U.S. or other international securities exchange, any of which may cause the value of our securities to significantly decline or become worthless.
On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, and our auditor was subject to that determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities. See “Risk Factors - Risks Related to Our Business and Industry - The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Risk Factors - Risks Related to Our Business and Industry - Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.” In light of the PRC government’s expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The PRC government may intervene or influence our current and future operations in Hong Kong or mainland China, if we in the future decide to expand our business operations in mainland China, at any time, or may exert more control over offerings conducted in the U.S. or in other international jurisdictions or foreign investment in companies like us.
As a holding company, we may rely on intercompany advances, dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements. Our subsidiaries received an aggregate transfer of approximately $0.1 million for the six months period ended June 30, 2025, and $54.7 million and $48.4 million for the years ended December 31, 2024 and 2023, respectively, from the Company to fund their business operations. Our Company received an aggregate transfer of $23.1 million for the six months period ended June 30, 2025 from a subsidiary, and did not receive any such transfer for the year ended December 31, 2024 and 2023 from its subsidiaries. In accordance with IFRS Accounting Standards, such intercompany cash transfers between our Company and its subsidiaries are eliminated upon consolidation and therefore are not separately presented in our consolidated financial statements.
We and our subsidiaries have not declared or paid any dividends or distributions to investors as of the date of this prospectus. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to pay dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.
In the future, any cash proceeds raised from our financing activities, including drawdown from this prospectus, may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be.
See “Prospectus Summary—Cash Transfers and Dividend Distribution” for a more detailed description of our cash transfers and dividend distribution; note 3 “Basis of preparation of consolidated financial statements and material accounting policy information” to our consolidated financial statements for the year ended December 31, 2024 (Year 2023: Note 38, “Material accounting policies”; Year 2022: Note 36, “Significant accounting policies”) for further details of our IFRS accounting standards and policies; and note 29 “Capital and Reserves” to our consolidated financial statements for the year ended December 31, 2024 (Year 2023: Note 29; Year 2022: Note 28) for further information regarding shareholders’ rights to dividends and the Company’s capital reserve structure.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
PROSPECTUS DATED               , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC” in this prospectus, by Prenetics Global Limited using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information contained in the prospectus supplement or free writing prospectus, as applicable.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus and any accompanying prospectus supplement (and any applicable free writing prospectus) do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction or under any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
A statement contained in a subsequent prospectus supplement or document incorporated by reference into this prospectus after the date hereof shall be deemed to be modified or superseded for purposes of this prospectus to the extent that such statement contained in this prospectus conflicts or is otherwise inconsistent with the statement in any such prospectus supplement or subsequently filed document which is also incorporated in this prospectus. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, in any accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

COMMONLY USED TERMS
References to “U.S. Dollars,” “USD,” “US$” and “$” in this prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.
Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “the Company”, “Prenetics” and “our company” refer to Prenetics Global Limited and its subsidiaries and consolidated affiliated entities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Available Information
This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We also make available on our website, free of charge, our annual report on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is www.prenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC, and until the termination or completion of that offering under this prospectus:
•our annual report on Form 20-F filed with the SEC on April 30, 2025 and amendment no. 1 to the Form 20-F filed with the SEC on July 18, 2025;
•our reports on Form 6-K furnished to the SEC on May 29, 2025, June 12, 2025, June 16, 2025, June 18, 2025 (Accession No. 0001628280-25-032019), July 17, 2025, July 18, 2025, August 1, 2025, and August 22, 2025, and Form 6-K/A on June 12, 2025, August 7, 2025, and August 22, 2025;
•the description of our Class A ordinary shares and warrants to purchase Class A ordinary shares contained in our registration statement on Form 8-A filed with the SEC on May 17, 2022, and any amendment or report filed for the purpose of updating such description;
•any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and
•any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Prenetics Global Limited
Unit 703-706, K11 Atelier
728 King’s Road, Hong Kong
Tel: 852-2210 9588
Attention: Investor Relations

FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “anticipate,” “expect,” “seek,” “project,” “intend,” “plan,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which we operate, as well as the possible or assumed future results of operations of our Company. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:
•The regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;
•Our ability to successfully compete in highly competitive industries and markets;
•Our ability to continue to adjust our offerings to meet market demand, attract customers to choose our products and services and grow our ecosystem;
•Political instability in the jurisdictions in which we operate;
•The overall economic environment and general market and economic conditions in the jurisdictions in which we operate;
•Our plans to raise funds to invest in Bitcoin assets and create a Bitcoin treasury and accept cryptocurrency payments across both of our direct-to-consumer platforms;
•Our ability to execute our strategies, manage growth and maintain our corporate culture as we grow;
•Our anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on our results of operations;
•Our ability to develop and protect intellectual property;
•Changes in the need for capital and the availability of financing and capital to fund these needs;
•Anticipated technology trends and developments and our ability to address those trends and developments with our products and services;
•The safety, affordability, convenience and breadth of our products and services;
•Man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that may directly or indirectly affect our business or assets;
•The loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;
•Exchange rate fluctuations;
•Changes in interest rates or rates of inflation;
•Legal, regulatory and other proceedings;
•Our ability to maintain the listing of our securities on NASDAQ;
•The inability to increase the authorized capital stock; and
•The results of any future financing efforts.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves substantial risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent filings with the SEC including our annual report and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
Business Overview
Founded in 2014 by serial entrepreneur Danny Yeung, Prenetics has evolved from a clinical life sciences company into a leading global consumer health company focused on longevity and preventive wellness solutions. Our strategic transformation was driven by the recognition of significant market opportunities in consumer health, where we could leverage our deep scientific expertise to address major gaps in the market and deliver science-backed solutions directly to consumers seeking to optimize their health and extend their lifespan. During the COVID-19 pandemic from 2020 to 2023, we demonstrated our operational excellence and ability to scale rapidly, becoming one of the largest diagnostic testing companies globally, which provided valuable experience in managing high-volume operations and complex logistics that now underpins our current growth trajectory.
Our mission is to empower individuals to take control of their health through innovative, scientifically-validated consumer health products and services that promote longevity and overall well-being. We have strategically positioned ourselves at the intersection of consumer healthcare, longevity science, and digital asset innovation, recognizing that the future of health and wealth preservation are increasingly interconnected.
Our business is organized under our Consumer Health segment, operated through dedicated business units that leverage our scientific foundation and market expertise. Previously organized across Prevention and Consumer Health segments, we have consolidated our operations to better reflect our unified focus on consumer-driven health and longevity solutions. In addition, we hold a significant minority interest in Insighta, an early cancer detection company developing a non-invasive, multi-cancer screening platform. As part of our forward-looking strategy, we have announced our intention to establish a substantial Bitcoin treasury position, recognizing Bitcoin as a superior store of value and hedge against currency debasement, while exploring innovative applications of digital assets within our healthcare ecosystem.
Consumer Health
IM8 Health
IM8 Health represents our premium health and wellness brand, co-founded with global icon David Beckham, offering scientifically formulated premium supplements designed to enhance longevity, performance, and overall well-being. The brand has further strengthened its global appeal with the addition of world #1 female tennis player, Aryna Sabalenka as a global ambassador and shareholder. Launched in December 2024, IM8 has achieved significant growth in the highly competitive supplements market, becoming one of the fastest growing supplement brands in the world. In just six months, IM8 has garnered more than 60,000 customers across 31 countries globally (excluding China), delivered more than 6 million servings of its flagship Daily Ultimate Essentials product, and is already operating at a run-rate of more than $60 million ARR (annual recurring revenue) with a target of exceeding $100 million ARR by the end of the year. This exceptional growth trajectory in such a short timeframe is notable in the supplements industry and demonstrates the powerful combination of our scientific expertise, premium positioning, strategic partnerships with world-class athletes and co-founding partnership with David Beckham.
Europa Sports Partners
Europa Sports Partners, acquired in May 2024, serves as one of the largest sports nutrition distributors in the United States, strengthening IM8's supply chain, distribution capabilities, and retail partnerships. This acquisition provides a scalable platform for expanding IM8's reach across North America and beyond, while establishing our U.S. headquarters in Charlotte, North Carolina, which serves as our base of operations for North American growth initiatives.
CircleDNA
CircleDNA is our consumer genetic testing brand, leveraging next-generation sequencing (NGS) technology to provide comprehensive insights into health, wellness, and genetic predispositions related to longevity and disease prevention. CircleDNA's proprietary genomic database represents a valuable digital asset with significant potential for integration with blockchain technology and digital asset ecosystems, enabling secure, user-controlled genomic data ownership and potential applications in decentralized health and longevity platforms.
ACT Genomics Divestment
On June 18, 2025, we announced the divestment of ACT Genomics Holdings Company Limited (“ACT Genomics”) to Delta Electronics, Inc for gross proceeds of approximately $46 million. The divestment of ACT Genomics marked the successful completion of our strategic transformation, addressing previous investor feedback regarding business complexity while positioning the Company for accelerated growth in the high-margin consumer health market. The transaction enables us to simplify our investment thesis, enhance financial flexibility, accelerate growth focus, and optimize resource allocation. See the section of this prospectus entitled “Incorporation by Reference” for more information.
Strategic Investment – Insighta
We hold a significant 35% stake in Insighta, an innovative early cancer detection company developing a breakthrough non-invasive, multi-cancer screening platform. Insighta has attracted substantial investment from Tencent, one of the world's leading technology conglomerates, validating the company's cutting-edge approach to cancer detection and its commercial potential. Our investment in Insighta, valued at US$70 million based on the valuation of Tencent’s 15% investment in Insighta in October 2024, represents a strategic asset that complements our consumer health portfolio while positioning us at the forefront of preventive healthcare innovation. This investment underscores our commitment to advancing early detection technologies that can significantly improve health outcomes and demonstrates our ability to identify and invest in transformational healthcare technologies with substantial value creation potential.
Bitcoin Treasury Strategy
Our Bitcoin treasury strategy reflects our belief that the convergence of healthcare innovation and digital asset adoption represents a transformational opportunity. We view Bitcoin as both a treasury asset that preserves and grows shareholder value over time, and as a foundation for exploring innovative applications within our healthcare ecosystem. This includes potential integration of Bitcoin and blockchain technologies with our genomic data platforms, loyalty programs, and direct-to-consumer health services, positioning us at the forefront of the emerging digital health economy.

In June 2025, we announced Bitcoin as the driving force of our treasury and corporate strategy, subject to market conditions and the anticipated liquidity needs of the business. We may acquire Bitcoin using excess cash, proceeds from future equity or debt financings, or other capital sources. We also intend to explore further opportunistic financing alternatives, including the issuance of convertible notes, bonds, or other debt instruments, for the purpose of acquiring Bitcoin.
We have already begun executing on this strategy, completing a $20 million Bitcoin purchase of 187.42 BTC at an average price of $106,712 per Bitcoin in June 2025 via Kraken.
Bitcoin Custody and Security
We intend to utilize multiple digital asset custodians to store our Bitcoin holdings, such as Kraken, Anchorage Digital, Coinbase Custody, BitGo, Hex Trust, and Fidelity Digital Assets. Our custody strategy emphasizes security, regulatory compliance, and operational redundancy through diversified custody arrangements with established, regulated custodians.
•Custody Selection Criteria: We evaluate custodians based on regulatory compliance, security infrastructure, insurance coverage, operational track record, and financial stability. Our custodians are selected from among leading institutional-grade digital asset custody providers.
•Security Measures: Our custody arrangements incorporate multiple layers of security including cold storage, multi-signature controls, segregated client assets, and comprehensive insurance coverage. We maintain operational procedures for custody management, including regular reconciliation and monitoring of our Bitcoin holdings.
•Risk Management: Our diversified custody approach is designed to mitigate counterparty risk, operational risk, and security risks associated with digital asset storage. We regularly review and assess our custody arrangements to ensure they meet our security and operational requirements.
As of June 30, 2025, our consolidated current assets (excluding ACT Genomics) were approximately $44 million, including approximately $17 million of cash and cash equivalents. Our consolidated current assets excludes the approximately $20 million Bitcoin holding of 187.4203 BTC, classified as non-current intangible assets as of June 30, 2025.
Our comprehensive long-term Bitcoin strategy, approved by our Board of Directors, includes board approval to allocate most of the company's cash and cash equivalents to Bitcoin, potentially implement alpha-generating strategies, and pursue institutional discussions for expanded Bitcoin acquisition. We plan to increase our Bitcoin holdings substantially and aim to become one of the largest healthcare corporate Bitcoin holders globally.
Our balance sheet allocation strategy will be implemented as follows:
•Implementation: We intend to allocate available cash (excluding operational requirements) to Bitcoin investments, targeting an initial allocation of approximately 80% of our available cash to Bitcoin holdings.
•Operational Cash Requirements: We will maintain sufficient cash reserves to fund our operations for at least 24 months, ensuring that our Bitcoin treasury strategy does not compromise our ability to execute our core business strategy or meet our financial obligations.
•Dynamic Allocation: Our allocation percentages may be adjusted based on market conditions, business requirements, regulatory developments, and board-approved investment policies. Any material changes to our allocation strategy will be disclosed in our periodic reports.

•Risk Management: Our allocation strategy incorporates risk management principles including gradual implementation, diversified custody arrangements, and maintenance of adequate liquidity for operational needs.
Our Bitcoin initiative extends far beyond a simple treasury allocation, representing a comprehensive long-term digital asset strategy. Our immediate priority is establishing our core Bitcoin treasury position through direct Bitcoin acquisition and secure custody arrangements. Any exploration of additional strategies would occur only after successfully implementing our primary treasury strategy. We may in the future explore additional sophisticated alpha-generating strategies, including yield generation, strategic collateralization, and structured products, to maximize returns on our Bitcoin holdings. Any such activities would represent a second phase of our Bitcoin strategy and would be implemented only after establishing our core treasury position. In the future, we may consider conservative strategies such as secured lending of Bitcoin to institutional counterparties, participation in regulated Bitcoin-backed financial products, or other low-risk yield-generating activities. Any such activities would be evaluated based on risk-adjusted returns, regulatory compliance, and alignment with our overall treasury strategy. Any future alpha-generating activities would be implemented only with board approval, appropriate risk management frameworks, and conservative position sizing to ensure they do not compromise our primary treasury strategy or operational flexibility. We would maintain strict criteria for counterparty selection, collateral requirements, and position limits.
Additionally, we plan to accept cryptocurrency payments across both of our direct-to-consumer platforms, including IM8 Health and CircleDNA, creating a Bitcoin ecosystem from treasury to operations.
Importantly, our Bitcoin treasury strategy is underpinned by IM8's exceptional operating performance and strong cash flow generation. Our rapidly growing consumer health operations provide investors with both upside potential and downside protection. The combination of IM8's strong growth trajectory—achieving a $60+ million ARR run-rate in just six months—and our strategic Bitcoin allocation creates what we believe is a unique value proposition that offers exposure to both the expanding longevity market and digital asset appreciation.
Other Cryptocurrencies
While our current treasury strategy is focused on Bitcoin, we may also allocate a portion of proceeds in connection with securities which may be offered pursuant to this prospectus to acquire other major liquid blockchain-linked cryptocurrencies.
•    Identification and Selection of Cryptocurrencies: Any acquisition of cryptocurrencies other than Bitcoin would be subject to a formal evaluation and approval process by our Board of Directors. We would identify potential cryptocurrencies based on criteria, including, but not limited to, market leadership, liquidity, regulatory status, custody and security, and store-of-value characteristics. We would only focus on a limited number of established cryptocurrencies, and will not invest in speculative or pre-launch tokens.
•    Treasury Reserve Composition: The remainder of the Company’s treasury reserve that is not allocated to Bitcoin or other cryptocurrencies is intended to be held in cash, and cash equivalents, to ensure we maintain sufficient operational liquidity. Our strategy requires that we maintain adequate cash reserves to fund our operations for at least 24 months. Our primary strategic asset for treasury appreciation is Bitcoin.

Our Corporate Information
We are an exempted company limited by shares incorporated on July 21, 2021 under the laws of the Cayman Islands. Our registered office is at Unit 703-706, K11 Atelier King’s Road, 728 King’s Road, Quarry

Bay, Hong Kong and our telephone number is +852-2210-9588. Our website is www.prenetics.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.
Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor New York, N.Y. 10168.
Our Organizational Structure
The following diagram depicts a simplified organizational structure of the Company as of the date hereof.
------- indicates a 35% interest in Insighta Holdings Limited. Insighta Holdings Limited is not a consolidated affiliated entity of the Company.
As of December 31, 2024, there were 12,984,844 Ordinary Shares issued and outstanding, par value $0.0015 per share, consisting of 11,403,872 Class A Ordinary Shares and 1,580,972 Class B Ordinary Shares held by Danny Yeung, Chief Executive Officer and Co-Founder of Prenetics. In addition, there were 17,352,363 Warrants outstanding. The Warrants to purchase up to 1,492,306 Class A Ordinary Shares became exercisable on June 17, 2022, in accordance with the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement governing those securities. The exercise price of the Warrants is $133.65 per 1.29 shares (or an effective price of $103.60 per share), subject to adjustment pursuant to the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement.
Emerging Growth Company
We qualify as an “emerging growth company” as defined in the JOBS Act, and we will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, we have been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.
Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD (Fair Disclosure), which restricts the selective disclosure of material information.
Foreign Private Issuer
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, or “the Exchange Act,” that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.
Summary of Risk Factors
Investing in our securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 17 of this prospectus and in the documents incorporated by reference into this prospectus. You should carefully consider such risks before deciding to invest in our securities.
Risk Factors Relating to Cryptocurrency:

•Future alpha-generating activities involving our Bitcoin holdings could expose us to additional risks.
•We may use proceeds from offerings to purchase Bitcoin, which subjects us to significant risks related to the extreme volatility and speculative nature of Bitcoin.

•The net proceeds from the sale of any securities offered by the Company may be used to purchase additional cryptocurrency, the price of which has been, and will likely continue to be, highly volatile.
Risk Factors Relating to Doing Business in Hong Kong
•We are subject to risks associated with our operations in Hong Kong, a Special Administrative Region of China.
•Since Hong Kong is a special administrative region of China, legal and operational risks associated with operating in China also apply to operations in Hong Kong and could materially and adversely affect our business and results of operations.
•Unfavorable economic and political conditions in Hong Kong and other parts of Asia could materially and adversely affect our business, financial condition, and results of operations.
•The mainland Chinese government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of mainland China must conduct their business activities, but as we operate in Hong Kong and not mainland China, the mainland Chinese government currently does not exert direct oversight and discretion over the manner in which we conduct our business activities. However, there is no guarantee that the mainland Chinese government will not seek to intervene or influence our operations at any time. If we were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline, or be worthless, which would materially affect the interests of the investors.
•Our business, financial condition and results of operations, and/or the value of our securities or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of mainland China become applicable to us. In that case, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in mainland China, their interpretation and implementation, and the legal and regulatory system in mainland China more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.
Risk Factors Relating to Our Business and Industry:
•The PCAOB had historically been unable to inspect our auditor in relation to their audit work.
•Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.

Risk Factors Relating to Our Bitcoin Treasury Strategy
•Our Bitcoin treasury strategy exposes us to various risks, including risks associated with Bitcoin.
•Bitcoin is a highly volatile asset, and fluctuations in the price of Bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities.
•Our operating results will be dependent on the price of digital assets and Bitcoin. If such price declines, our business, operating results, and financial condition would be adversely affected.
•Our operating results are dependent on the prices of digital assets and volume of digital asset transactions, which have historically been volatile and are subject to social media and publicity risks.
•Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.
•Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our Bitcoin holdings.
•The availability of spot ETPs for Bitcoin and other digital assets may adversely affect the market price of our listed securities.
•Our Bitcoin treasury strategy subjects us to enhanced regulatory oversight.
•Due to the unregulated nature and lack of transparency surrounding the operations of many Bitcoin trading venues, Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in Bitcoin trading venues and adversely affect the value of our Bitcoin.
•The concentration of our Bitcoin holdings could enhance the risks inherent in our Bitcoin treasury strategy.
•The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of Bitcoin and adversely affect our business.
•Our Bitcoin holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.
•If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Bitcoin and our financial condition and results of operations could be materially adversely affected.
•We face risks relating to the custody of our Bitcoin, including the loss or destruction of private keys required to access our Bitcoin and cyberattacks or other data loss relating to our Bitcoin.
•Regulatory change reclassifying that Bitcoin is offered and sold as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of Bitcoin and the market price of our listed securities.
•We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.
•Our Bitcoin treasury strategy exposes us to risk of non-performance by counterparties.
•Our use of leverage to acquire Bitcoin could increase the risk of our Bitcoin treasury strategy.
•The inability to increase the authorized capital stock could impede our ability to pursue our strategic objectives, provide equity incentives to engage key talent and negatively impact shareholder value.
Permissions Required from the PRC Authorities for Our Operations
Historically, we held a minority interest in a genomics business in mainland China through Shenzhen Discover Health Technology Co., Ltd. (the “VIE Entity”), a PRC limited liability company, by entering into a series of contractual arrangements with the VIE Entity and its nominee shareholders through our wholly owned PRC subsidiary, Qianhai Prenetics Technology (Shenzhen) Co., Ltd. (the “WFOE”). On November 26, 2021, the agreements governing the VIE Entity were terminated with immediate effect. As a result, our corporate structure no longer contains any VIE. We believe that we and our subsidiaries, to the extent applicable, have obtained and have not been denied the requisite permissions or approvals that are material for our operations as of the date of this prospectus. We conduct our operations primarily through our subsidiaries in Hong Kong and other jurisdictions. For the years ended December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024, we generated all of our revenue from our businesses outside of mainland China. Moreover, we do not sell any testing products in mainland China or solicit any customer or collect, host or manage any customer’s personal data in mainland China. Nor do we have access to any personal data of any customer in mainland China that is collected, hosted or managed by our historical minority interest in a genomics business in mainland China. As such, we believe that, based on the advice of our PRC legal counsel, DaHui Lawyers, we are currently not required to obtain any permission or approval from the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other governmental agency to operate our business or to list our securities on a U.S. securities exchange or issue securities to U.S. or other foreign investors. If (i) we do not receive or maintain any permission or approval required of us, (ii) we incorrectly concluded that certain permissions or approvals have been acquired or are not required, when they are required and have not been acquired, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement for additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC or other applicable regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business or accept U.S. or other foreign investments, or continue to remain listed on a U.S. or other international securities exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

Cash Transfers and Dividend Distribution
For the year ended on December 31, 2022 and up to the date of this prospectus, cash amounting to $219 million has been transferred from our Company to Prenetics HK for treasury management, while $23 million has been transferred from Prenetics HK to our Company. From 2020 to 2024, cash was transferred from Prenetics HK to its subsidiaries in the form of capital contributions and through intercompany advances. If needed, cash may be transferred between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa through intercompany fund advances and capital contributions, and there are currently no restrictions of transferring funds between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa. Under our cash management policy, the amount of intercompany transfer of funds is determined based on the working capital needs of the subsidiaries and intercompany transactions and is subject to internal approval process and funding arrangements. Our management review and monitor our cash flow forecast and working capital needs of the subsidiaries on a regular basis. In addition, we have not faced difficulties or limitations on our ability to transfer cash between subsidiaries in United Kingdom, India, Singapore and South Africa. Cash generated from Prenetics HK is used to fund operations of its subsidiaries, and no funds were transferred from its subsidiaries in the United Kingdom, India, and Singapore to fund operations of Prenetics HK from 2020 to 2024. No transfer of cash, dividends or distributions has been made between us or our subsidiaries, on one hand, and the VIE Entity, on the other, from 2020 to the date when the agreements governing the VIE Entity were terminated in 2021 and up to date of this prospectus. The following table summarized the amount of cash transferred between Prenetics HK and its subsidiaries for the periods presented, which was in the form of capital contributions and through intercompany advances.

	For the six months period ended June 30,	Year Ended December 31,
	2025	2024	2023	2022	2021	2020
	($ in thousands)
Net cash transferred from our company to Prenetics HK / (to our Company from Prenetics HK)	(23,001)	54,729	48,359	116,000	—	—
Net cash transferred from Prenetics HK to UK subsidiaries	—	—	—	—	5,600	4,150
Net cash transferred from Prenetics HK to India subsidiary	—	201	640	1,369	553	235
Net cash transferred from Prenetics HK to Singapore subsidiary		—	—	—	—	433
We and our subsidiaries have not declared or paid dividends or distributions to investors as of the date of this prospectus. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to pay dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.
There are no significant restrictions on buying or selling foreign exchange or our ability to transfer cash between entities within our group, across borders, or to U.S. investors. There are no significant restrictions and limitations on our ability to distribute earnings (if any) from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed. However, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to buy or sell foreign exchange or transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.
The Holding Foreign Companies Accountable Act
On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we will not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA and as a result, NASDAQ may determine to delist our securities.
For the fiscal year ended December 31, 2024, our financial statements were audited by Deloitte Touche Tohmatsu, a Hong Kong-based accounting firm registered with the PCAOB. In 2022, the PCAOB entered into a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China, allowing PCAOB inspections of audit firms in mainland China and Hong Kong. Since 2023, the PCAOB has successfully conducted inspections of Hong Kong-based audit firms, including those auditing U.S.-listed companies. As a result, the PCAOB vacated its prior determinations of non-compliance for Hong Kong firms in December 2023, and as of December 31, 2024, there are no PCAOB-identified jurisdictions posing inspection barriers. Consequently, we have not been identified as a Commission-Identified Issuer under the HFCAA for fiscal year 2024.

RISK FACTORS
An investment in our securities carries a significant degree of risk. Before you decide to purchase our securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Forward-Looking Statements.” If any of these risks actually occurs, our business, financial condition and results of operations could suffer. As a result, the market price of our securities would decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Relating to Cryptocurrency
Future alpha-generating activities involving our Bitcoin holdings could expose us to additional risks.
Any future alpha-generating activities involving our Bitcoin holdings would introduce additional risks beyond our core treasury strategy.
•Operational Risk: Additional complexity in systems, processes, and expertise requirements could strain our operational resources and increase the risk of errors or failures that could result in financial losses.
•Counterparty Risk: Alpha-generating activities may involve exposure to third-party service providers, lending counterparties, or trading platforms, subjecting us to their credit risk, operational risk, and potential failure.
•Regulatory Risk: Evolving regulations may restrict, prohibit, or impose additional requirements on alpha-generating activities, potentially requiring us to cease activities or incur significant compliance costs.
•Market Risk: Such activities could increase our exposure to Bitcoin price volatility and introduce additional market risks that may amplify losses during adverse market conditions.
•Liquidity Risk: Some alpha-generating strategies may reduce the liquidity of our Bitcoin holdings or require lock-up periods that could affect our ability to access Bitcoin for operational needs or strategic purposes.
Any future alpha-generating activities would be implemented only with appropriate risk management frameworks and board approval, but there can be no assurance that such measures would prevent losses or adverse consequences.
We may use proceeds from offerings to purchase Bitcoin, which subjects us to significant risks related to the extreme volatility and speculative nature of Bitcoin.
We intend to use the net proceeds from the sale of securities offered under this prospectus to acquire Bitcoin and for general corporate purposes. Our investment in Bitcoin subjects us to risks that could materially and adversely affect our business, financial condition, results of operations, and cash flows. The price of Bitcoin has been, and will likely continue to be, highly volatile. Bitcoin has experienced extreme price fluctuations since its inception, with prices ranging from less than $1 to over $60,000 per Bitcoin. The price of Bitcoin may be influenced by many factors that are beyond our control, including:
•Regulatory developments and government actions in various jurisdictions;
•Changes in the regulatory environment for digital assets;
•Market adoption and acceptance of Bitcoin and other digital assets;
•Macroeconomic factors affecting digital asset markets;
•Large-scale sales or purchases by major Bitcoin holders;
•Security breaches or technical issues affecting Bitcoin networks or exchanges;
•Media coverage and public perception of Bitcoin;
•Competition from other digital assets or payment systems;
•Changes in the technology underlying Bitcoin; and
•General economic and market conditions.
Because we may hold a significant portion of our assets in Bitcoin, our financial results may be significantly affected by changes in Bitcoin's fair value. We will be required to recognize changes in the fair value of our Bitcoin holdings in our consolidated statements of operations, which may result in significant volatility in our reported financial results from period to period. Decreases in the price of Bitcoin would negatively impact our financial position and operating results.
The net proceeds from the sale of any securities offered by the Company may be used to purchase additional cryptocurrency, the price of which has been, and will likely continue to be, highly volatile.
We may use the net proceeds from this and any future offerings by the Company to purchase additional Bitcoin and other blockchain-linked cryptocurrencies in accordance with our treasury strategy. While our current treasury strategy is focused on Bitcoin, we may also allocate a portion of proceeds to acquire other major liquid blockchain-linked cryptocurrencies.
•    Identification and Selection of Cryptocurrencies: Any acquisition of cryptocurrencies other than Bitcoin would be subject to a formal evaluation and approval process by our Board of Directors. We would identify potential cryptocurrencies based on criteria, including, but not limited to, market leadership, liquidity, regulatory status, custody and security, and store-of-value characteristics. We would only focus on a limited number of established cryptocurrencies, and will not invest in speculative or pre-launch tokens.
•    Treasury Reserve Composition: The remainder of the Company’s treasury reserve that is not allocated to Bitcoin or other cryptocurrencies is intended to be held in cash, and cash equivalents to ensure we maintain sufficient operational liquidity. Our strategy requires that we maintain adequate cash reserves to fund our operations for at least 24 months. Our primary strategic asset for treasury appreciation is Bitcoin.
Cryptocurrency is a highly volatile asset. Cryptocurrency does not pay interest, but if management determines to stake the cryptocurrency tokens in treasury, rewards can be earned on cryptocurrency. The ability to generate a return on investment from the net proceeds from any offering by the Company will depend on whether there is appreciation in the value of Bitcoin and other cryptocurrencies following our purchases of such cryptocurrency with the net proceeds from any future offering by the Company and whether the Company is successful in pursuing other strategies to create income streams or otherwise generate funds using its cryptocurrency holdings. Future fluctuations in Bitcoin’s and other cryptocurrency’s trading prices may result in our converting cryptocurrency purchased with the net proceeds from any offering into cash with a value substantially below the net proceeds from such an offering. See “Business Overview–Bitcoin Treasury Strategy” for a more detailed description of our strategy, custody solutions, and risk management framework.
Cryptocurrency and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of various cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrency or the ability of individuals or institutions such as us to own or transfer cryptocurrency. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Asset Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and cryptocurrency specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of cryptocurrency and in turn adversely affect the market price of our common stock. Moreover, the risks of engaging in a Bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.
Risks Relating to Doing Business in Hong Kong
We are subject to risks associated with our operations in Hong Kong, a Special Administrative Region of China.
We currently have no business operations in mainland China and do not utilize Variable Interest Entity (VIE) structures. Our operations are based in Hong Kong as a Special Administrative Region of China, which subjects us to a different regulatory framework than mainland Chinese companies. However, our Hong Kong operations expose us to certain legal and regulatory risks related to China.
•Special Administrative Region Status: While Hong Kong operates under the "One Country, Two Systems" framework with its own legal and regulatory system, the Chinese government maintains significant oversight authority over Hong Kong. Changes in PRC policies or their application to Hong Kong could materially impact our business operations, regulatory compliance requirements, and ability to operate under the current legal framework.
•Potential Regulatory Extension: Although existing PRC regulations such as the Data Security Law, Cybersecurity Law, and Personal Information Protection Law do not currently apply directly to our

Hong Kong operations, any future extension of these or similar regulations to Hong Kong could subject us to new compliance obligations. This could potentially affect our ability to operate efficiently, accept foreign investment, or maintain our U.S. listing.
•Geopolitical Risks: Evolving U.S.-China relations and related policies may create additional regulatory complexities for Hong Kong-based companies like ours. Changes in trade policies, sanctions, or other geopolitical developments could affect our operations, market access, or ability to maintain our U.S. listing.
Since Hong Kong is a special administrative region of China, legal and operational risks associated with operating in China also apply to operations in Hong Kong and could materially and adversely affect our business and results of operations.
Prenetics, the holding company, does not conduct operations in China, though certain of the group’s subsidiaries conduct operations in Hong Kong, a special administrative region of the PRC. As a result, we face various legal and operational risks and uncertainties relating to our operations in Hong Kong, and from the evolving regulatory landscape in the PRC generally. As we presently do not have any business operations in mainland China, either directly or through Variable Interest Entity (VIE) arrangements, we consider that the current laws and regulations of the PRC applicable in mainland China have no material impact on our business, financial condition or results of operations. However, since Hong Kong and Macau are special administrative regions of China, the legal and operational risks associated with operating in China also apply to operations in Hong Kong and Macau.
The PRC government has recently indicated an intent to exert more oversight and control over offerings conducted overseas (including those using entity variable interest entity (“VIE”) structure) and foreign investment in China-based companies. This has been evidenced by its probe into several U.S. -listed technology companies with operations in mainland China, focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently, these laws and regulations are expected to apply to mainland China domestic businesses, rather than businesses in Hong Kong which operate under a different set of laws from mainland China. However, there can be no assurance that the PRC government will not, in the future, expand the application of such regulations, or adopt new laws, regulations, or policies, that could apply to our operations in Hong Kong, or that the government of Hong Kong may enact similar laws and regulations applicable to companies operating in Hong Kong.. Should the PRC government seek to affect operations of any company with any level of operations in Hong Kong, should certain PRC laws and regulations or these statements or regulatory actions become applicable to us in the future, or should the government of Hong Kong enact similar laws and regulations, it would likely have a material adverse impact on our business, financial condition and results of operations, ability to accept foreign investments and our ability to offer or continue to offer securities to investors in the U.S. or to list on a U.S. or other international securities exchange, any of which may cause the value of our securities to significantly decline or become worthless. For example, if the recent PRC regulatory actions on data and cyberspace security were to apply to us, including our operations in Hong Kong or Macau, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our listing or continued listing on a U.S. or a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. Regulatory actions related to data security or anti-monopoly concerns in Hong Kong or Macau may also impact our ability to conduct our business, accept foreign investments, or continue to be listed or list on a U.S. or foreign stock exchange.

Unfavorable economic and political conditions in Hong Kong and other parts of Asia could materially and adversely affect our business, financial condition, and results of operations.
Like many other companies that operate in Asia, our business will be materially affected by economic and political conditions in Asia, which could be negatively impacted by many factors beyond our control, such as inability to access capital markets, control of foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in allocation of resources, inability to meet financial commitments in a timely manner, terrorism, political uncertainty, epidemic or pandemic, civil unrest, fiscal or other economic policy of governments, and the timing and nature of any regulatory reform. The recent geo-political uncertainties may also give rise to uncertainties in global economic conditions and adversely affect general investor confidence.
Political unrest such as protests or demonstrations could disrupt economic activities and adversely affect our business. There can be no assurance that these protests and other economic, social, or political unrest in the future will not have a material adverse effect on our financial conditions and results of operations.
The mainland Chinese government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of mainland China must conduct their business activities, but as we operate in Hong Kong and not mainland China, the mainland Chinese government currently does not exert direct oversight and discretion over the manner in which we conduct our business activities. However, there is no guarantee that the mainland Chinese government will not seek to intervene or influence our operations at any time. If we were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline, or be worthless, which would materially affect the interests of the investors.
We currently do not have any business operations in mainland China or generate revenues from any businesses in mainland China. We believe that the laws and regulations of mainland China do not currently have any material impact on our business operations, and the mainland Chinese government does not currently exert direct influence or intervention over the manner in which we conduct our business. However, we believe there is significant market opportunity in mainland China for early detection for cancer. If we do decide to expand our operations into mainland China in the future, we could be subject to the significant oversight of the mainland Chinese government. In addition, because of our substantial operations in Hong Kong and given the mainland Chinese government’s significant oversight authority over the conduct of business in Hong Kong generally, there is no guarantee that we will not be subject to such direct influence or intervention in the future due to changes in laws or other unforeseeable reasons. There is always a risk that the mainland Chinese government may, in the future, seek to affect operations of any company with any level of operations in mainland China or Hong Kong, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. There also can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.
The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little or no advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistencies, the enforcement of which involves uncertainties.

If we were to become subject to the direct intervention or influence of the mainland Chinese government at any time due to changes in laws or other unforeseeable reasons, it may require a material change in our operations and/ or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices and value of our securities could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct mainland Chinese government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the mainland Chinese government will not intervene in or influence our current or future operations at any time.
The PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted in the U.S. or in other international jurisdictions and/or foreign investment in China-based issuers. Based on the advice of our PRC legal counsel, DaHui Lawyers, we believe that we are currently not required to obtain any permission or approval from the CSRC, CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors.
With respect to the issuance of securities to foreign investors, the Regulations on Mergers and Acquisitions of Domestics Enterprises by Foreign Investors (“M&A Rules”) include, among other things, provisions that purport to require any offshore special purpose vehicle that is controlled by PRC companies or individuals and formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies to obtain the approval of the CSRC prior to the listing and trading of its securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.
The revised Measures for Cybersecurity Review, or Review Measures, came into effect on February 15, 2022. The Review Measures stipulate that cybersecurity review is mandatory where a network platform operator that has personal information of more than one million users seeks to list overseas. As advised by our PRC legal counsel, DaHui Lawyers, the offering of our securities is not subject to the foregoing cybersecurity review. That said, the Review Measures provide CAC and relevant authorities certain discretion to initiate cybersecurity review where any network product or service or any data handling activity is considered to affect or may affect national security, which may lead to uncertainties in relation to the impact of the Review Measures impact on our operations or the offering of our securities. As of the date of this prospectus, there are no commensurate laws or regulations in Hong Kong which result in similar significant oversight over data security for companies seeking to offer securities on a foreign exchange. However, we cannot guarantee that, if, in the future, such laws or regulations were issued in Hong Kong, we would be compliant with such laws or regulations in a timely manner or at all. In addition, we may have to spend significant time and costs to become compliant. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the relevant regulatory authorities, and our ability to conduct our business, or offer securities on a U.S. or other international securities exchange may be restricted. As a result of the foregoing, our business, reputation, financial condition, and results of operations may be materially and adversely affected.
Further, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued Opinions on Strictly Cracking Down on Illegal Securities Activities in accordance with the Law (“Opinions”). These Opinions have laid the groundwork for strengthening the Chinese government’s monitoring of illegal securities activities in China and the supervision of overseas listings by China-based companies. The Opinions generally provide that existing laws and regulations regarding data security, cross-border data transmission, and the protection of classified information should be further supplemented, and that the PRC government will seek to deepen its cross- border audit supervision cooperation with the regulatory bodies in other countries in law-based and reciprocal manner. On February 17, 2023, CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies

and five supporting guidelines (collectively, “New Overseas Listing Rules”), which have come into effect on March 31, 2023. New Overseas Listing Rules stipulate filing requirements for foreign direct or indirect issuance and listing of securities by domestic companies. As advised by our PRC legal counsel, DaHui Lawyers, the offering of our securities is not subject to the New Overseas Listing Rules or filing requirements.
Based on their understanding of the current PRC laws and regulations, our PRC legal counsel, DaHui Lawyers, has advised that we are not required to obtain any prior permission under the M&A Rules or the Opinions from any PRC governmental authorities (including the CSRC) for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours are subject to the M&A Rules; and (b) we are not controlled by PRC companies or individuals nor formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies. In addition, our PRC legal counsel, DaHui Lawyers, has advised that the offering of our securities is neither subject to the mandatory cybersecurity review under the Review Measures nor the filing requirements under New Overseas Listing Rules.
However, there is no guarantee that this will continue to be the case in relation to the continued listing of our securities on a securities exchange outside of China, or even if such permission is required and obtained, it will not be subsequently denied or rescinded. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted in the U.S. or in other international jurisdictions (including those by issuers whose primary operations are in Hong Kong) and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.
Our business, financial condition and results of operations, and/or the value of our securities or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of mainland China become applicable to us. In that case, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in mainland China, their interpretation and implementation, and the legal and regulatory system in mainland China more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.
We conduct our operations primarily through our subsidiaries in Hong Kong and other jurisdictions. For the years ended December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, and December 31, 2024 we generated all of our revenue from our businesses outside of mainland China. Moreover, we do not sell any testing products in mainland China or solicit any customer or collect, host or manage any customer’s personal data in mainland China. Nor do we have access to any personal data of any customer in mainland China that is collected, hosted or managed by our historical minority interest in a genomics business in mainland China. Accordingly, we believe that the laws and regulations of mainland China, including the developments in cybersecurity laws and regulations of mainland China, do not currently have any material impact on our business, financial condition and results of operations or the listing of our securities, notwithstanding the fact that we have substantial operations in Hong Kong.
Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including the enacted version of PRC Data Security Law, the revised Measures for Cybersecurity Review (“Review Measures”) issued by the CAC, and the PRC Personal Information Protection Law, do not apply in Hong Kong.
If certain PRC laws and regulations were to become applicable in Hong Kong in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities to significantly decline or become worthless. In addition, the laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to our business, we may be subject to the risks and uncertainties associated with the legal system in the PRC including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.
Risks Related to Our Business and Industry
The PCAOB had historically been unable to inspect our auditor in relation to their audit work.
Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The auditor is located in Hong Kong, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in our securities would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. Any of the foregoing could have a material adverse effect on the market value of our securities.
Our securities may be prohibited from being traded in the United States under the Holding Foreign Companies Accountable Act in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before our securities may be prohibited from trading or delisted. The delisting of our securities, or the threat of them being delisted, may materially and adversely affect the value of your investment.
Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, or the HFCAA, if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm located in a jurisdiction that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.
On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which, among other things, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two years. The decrease in non-inspection years would reduce the time period before our securities may be prohibited from trading or delisted if the PCAOB determines that it is unable to inspect or investigate completely registered public accounting firms located in Hong Kong, China, under the HFCAA. The location of our auditor is in Hong Kong, China.
On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.
Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China or Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our securities. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

USE OF PROCEEDS
We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. We intend to use the net proceeds from the sale of any securities offered under this prospectus to acquire Bitcoin and other blockchain-linked cryptocurrencies, and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general terms and provisions of the debt securities that Prenetics may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the applicable trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Prenetics Global Limited excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an “indenture” and together as the “indentures” and the senior trustee and the subordinated trustee are referred to individually as a “trustee” and together as the “trustees.” This section summarizes some of the provisions of the indentures and is qualified in its entirety by` the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The debt securities will not be guaranteed by an of our subsidiaries.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•the title and type of the debt securities;

•whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•the initial aggregate principal amount of the debt securities;
•the price or prices at which we will sell the debt securities;
•the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;
•the right, if any, to extend the interest payment periods and the duration of that extension;
•the manner of paying principal and interest and the place or places where principal and interest will be payable;
•the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•provisions for a sinking fund, purchase fund or other analogous fund, if any;
•any redemption dates, prices, obligations and restrictions on the debt securities;
•the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;
•any conversion or exchange features of the debt securities;
•whether the debt securities will be subject to the defeasance provisions in the indenture;
•whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•any special tax implications of the debt securities;
•any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.
The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
•failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);
•default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;
•certain events of bankruptcy or insolvency, whether or not voluntary; and
•any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•the holder gives the trustee written notice of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.
These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:
•we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or
•we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;
and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates;
•there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and
•we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and
•deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.
If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;
•to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;
•to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;
•to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;
•to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;
•to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•to make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•extends the final maturity of any senior debt securities of such series;
•reduces the principal amount of any senior debt securities of such series;
•reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•reduces the amount payable upon the redemption of any senior debt securities of such series;
•changes the currency of payment of principal of or interest on any senior debt securities of such series;
•reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);
•changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;
•modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;
•adversely affects the right to convert or exchange senior debt securities into Class A Ordinary Shares, other securities or property in accordance with the terms of the senior debt securities; or

•reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.
It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.
If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our Class A Ordinary Shares or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our Class A Ordinary Shares or other securities issuable upon conversion.
No Personal Liability of, shareholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•all of the indebtedness of that person for money borrowed;
•all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;
•all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•all renewals, extensions or refinancings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;
unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF SHARE CAPITAL
A summary of the material provisions governing our share capital is described below. This summary is not complete and should be read together with the amended and restated memorandum and articles of association of the Company, which we refer to as the “Amended Articles” in this prospectus, a copy of which is included elsewhere in this registration statement.
The Company is a Cayman Islands exempted company with limited liability and its affairs are governed by the Amended Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
The Company’s authorized share capital is US$320,000 divided into 213,333,334 shares comprised of : (i) 186,666,667 Class A Ordinary Shares, par value $0.0015 per share, (ii) 15,333,333 convertible Class B Ordinary Shares, par value $0.0015 per share (together with the Class A Ordinary Shares, the “Ordinary Shares”), and (iii) 11,333,334 shares of such class or classes (however designated) par value $0.0015 per share, as the board of directors may determine in accordance with Article 10 of the Amended Articles. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.
The Amended Articles became effective on May 17, 2022. The following are summaries of material provisions of the Amended Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the Ordinary Shares.
Ordinary Shares
General
Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights and powers except for voting and conversion rights. The Company maintains a register of its shareholders and a shareholder will only be entitled to a share certificate if the board of directors of the Company determines that share certificates be issued.
Danny Yeung controls the voting power of all of the outstanding Class B Ordinary Shares. Although Mr. Yeung controls the voting power of all of the outstanding Class B Ordinary Shares, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee of such holder, those shares will automatically and immediately convert into Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to Class A Ordinary Shares in other events described below. See “— Optional and Mandatory Conversion.”
Dividends
The holders of Ordinary Shares will be entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as shareholders may declare by ordinary resolution (provided that no dividend shall exceed the amount recommended by the board of directors).
Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie, provided, that no dividend can be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on Class B Ordinary Shares.

Voting Rights
Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the shareholders. In respect of all matters upon which holders of Ordinary Shares are entitled to vote, each Class A Ordinary Share will be entitled to one (1) vote and each Class B Ordinary Share will be entitled to twenty (20) votes. At any meeting of shareholders a resolution put to the vote of the meeting shall be decided by way of a poll and not by way of a show of hands. A poll shall be taken in such manner and at such place as the chairperson of the meeting may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting.
Class A Ordinary Shares and Class B Ordinary Shares will vote together on all matters, except that the Company will not, without the approval of holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class:
•increase the number of authorized Class B Ordinary Shares;
•issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to any Key Executive or his or her affiliates, or on a pro rata basis to all holders of Class B Ordinary Shares permitted to hold such shares under the Amended Articles;
•create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any shares in the capital of the Company that carry more than one (1) vote per share;
•reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or
•amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Amended Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.
An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast at a meeting of shareholders, while a special resolution will require not less than two-thirds of votes cast at a meeting of shareholders.
Optional and Mandatory Conversion
Each Class B Ordinary Share will be convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) at any time at the option of the holder thereof. Class A Ordinary Shares will not be convertible into Class B Ordinary Shares under any circumstances.
Any number of Class B Ordinary Shares held by a holder thereof will automatically and immediately be converted into an equal number of Class A Ordinary Shares (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) upon the occurrence of any of the following:
•Any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not a Permitted Transferee of such holder;

•the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not a Permitted Transferee of the such holder; or
•a person becoming a holder of Class B Ordinary Shares by will or intestacy.
All Class B Ordinary Shares issued and outstanding will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:
•on Danny Yeung’s death or Incapacity;
•on the date on which Danny Yeung is terminated for cause (as defined in the employment agreement with Danny Yeung (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non- appealable); or
•on the first date that both of the following conditions are satisfied: (I) Danny Yeung and his Affiliates and Permitted Transferees together own less than thirty three per cent (33%) of the number of Class B Ordinary Shares (which for these purposes shall be deemed to include all Class B Ordinary Shares issuable upon exercise of all outstanding restricted share units to acquire Class B Ordinary Shares that are held by Danny Yeung immediately following the Acquisition Effective Time) that Danny Yeung and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time; and (II) Danny Yeung ceases to be a Director or officer of the Company.
No Class B Ordinary Shares shall be issued by the Company after conversion of all Class B Ordinary Shares into Class A Ordinary Shares.
Transfer of Ordinary Shares
Subject to applicable laws, including securities laws, and the restrictions contained in the Amended Articles, any shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form, in a form prescribed by NASDAQ or any other form approved by the board of directors of the Company.
Class B Ordinary Shares may be transferred only to a Permitted Transferee of the holder and any Class B Ordinary Shares transferred otherwise will be converted into Class A Ordinary Shares as described above. See “ — Optional and Mandatory Conversion.”
A “Permitted Transferee” with respect to the Class B Ordinary Shareholders, means any or all of the following:
a.Danny Yeung and his Permitted Entities and Permitted Transferees of each of them (each a “Key Executive”);
b.any Key Executive’s Permitted Entities;
c.the transferee or other recipient in any transfer of any Class B Ordinary Shares by any Class B Ordinary Shareholder: (i) to (A) his or her Family Members; (B) any other relative or individual approved by the board of directors of the Company; or (C) any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such Key Executive or a trust or estate planning entity; or (ii) occurring by operation of law, including in connection with divorce proceedings;
d.any charitable organization, foundation, or similar entity;
e.the Company or any of its subsidiaries; or
f.in connection with a transfer as a result of, or in connection with, the death or incapacity of a Key Executive: any Key Executive’s Family Members, another Class B Ordinary Shareholder, or a designee approved by majority of all directors of the Company, provided that in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (e) above to a person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares shall be subject to mandatory conversion as set out above.
A “Permitted Entity” with respect to any Key Executive means:
a.any person in respect of which such Key Executive has, directly or indirectly: (i) control with respect to the voting of all the Class B Ordinary Shares held by or to be transferred to such person; (ii) the ability to direct or cause the direction of the management and policies of such person or any other person having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or (iii) the operational or practical control of such person, including through the right to appoint, designate, remove or replace the person having the authority referred to in the preceding clauses (a)(i) or (ii);
b.any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any persons Controlled directly or indirectly Controlled by such a trust; and
c.any person Controlled by a trust described in the immediately preceding clause (b).
“Family Member” means the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18.
“Controlled” means directly or indirectly: (i) the ownership or control of a majority of the outstanding voting securities of such person; (ii) the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such person; or (iii) the ability to direct or cause the direction of the management and policies of such person (whether by contract, through other legally enforceable rights or howsoever arising).

The board of directors of the Company may decline to register any transfer of any share in the event that any of the following is known by the directors not to be both applicable and true with respect to such transfer:
•the instrument of transfer is lodged with the Company, or the Company’s designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the board of directors of the Company may reasonably require to show the right of the transferor to make the transfer;
•the instrument of transfer is in respect of only one class of shares;
•the instrument of transfer is properly stamped, if required;
•the transferred shares are fully paid up and free of any lien in favor of the Company (it being understood and agreed that all other liens, e.g., pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or
•a fee of such maximum sum as NASDAQ may determine to be payable, or such lesser sum as the board of directors of the Company may from time to time require, is paid to the Company in respect thereof.
If the board of directors of the Company refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.
Liquidation
The Class A Ordinary Shares and Class B Ordinary Shares will rank equally upon the occurrence of any liquidation, dissolution or winding up of the Company, in the event of which the Company’s assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
The board of directors of the Company may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption of Ordinary Shares
Subject to the provisions of the Cayman Islands Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. The redemption of such shares will be effected in such manner and upon such other terms as the Company may, by either resolution of the board of directors of the Company or special resolution of shareholders, determine before the issue of the shares.
Variations of Rights of Shares
Subject to certain Amended Articles provisions governing the Class B Ordinary Shares, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.
General Meetings of Shareholders
The Company will hold an annual general meeting at such time and place as the board of directors of the Company will determine. The board of directors of the Company may call extraordinary general meetings whenever they think fit, and must convene an extraordinary general meeting upon the requisition of (a) shareholders holding at least one third of the votes that may be cast at such meeting, or (b) the holders of Class B Ordinary Shares entitled to cast a majority of the votes that all Class B Ordinary Shares are entitled to cast. At least seven (7) calendar days’ notice in writing shall be given for any general meeting.
One or more shareholders holding not less than one-third of the total issued share capital of the Company in issue present in person or by proxy and entitled to vote will be a quorum for all purposes, provided that, from and after the Acquisition Effective Time where Class B Ordinary Shares are in issue, the presence in person or by proxy of holders of a majority of Class B Ordinary Shares will be required in any event.
Inspection of Books and Records
The board of directors of the Company will determine whether, to what extent, at what times and places and under what conditions or articles the accounts and books of the Company will be open to the inspection by shareholders, and no shareholder (not being a director of the Company) will otherwise have any right of inspecting any account or book or document of the Company except as required by the Cayman Islands Companies Act or authorized by ordinary resolution of shareholders.
Changes in Capital
The Company may from time to time by ordinary resolution, subject to the rights of holders of Class B Ordinary Shares:
•increase its share capital by such sum, to be divided into shares of such amount, as the resolution will prescribe;
•consolidate and divide all or any of its share capital into shares of a larger amount than existing shares;
•sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or
•cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.
Subject to the rights of Class B Ordinary Shares, the Company may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.
Warrants
Following the Business Combination, each Artisan Warrant outstanding immediately prior to the Business Combination was assumed by the Company and converted into a Warrant entitling the holder thereof to purchase such number of Class A Ordinary Share equal to the Class A Exchange Ratio upon exercise. Each

Warrant continues to have and be subject to substantially the same terms and conditions as were applicable to such Artisan Warrant immediately prior to the consummation of the Business Combination (including any repurchase rights and cashless exercise provisions).
Preferred Shares
We are authorized to issue “blank check” preferred shares, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred shares. The authorized shares of our preferred shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any shares exchange on which our securities may be listed. If the approval of our shareholders is not required for the issuance of shares of our preferred shares, our board may determine not to seek shareholder approval. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.
A series of our preferred shares could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our shareholders. Our directors, in so acting, could issue preferred shares having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then-current market price of the stock.
The preferred shares has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of preferred shares being offered for specific terms, including:
•the designation and stated value per share of the preferred shares and the number of shares offered;
•the amount of liquidation preference per share;
•the price at which the preferred shares will be issued;
•the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•any redemption or sinking fund provisions;
•if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred shares is denominated and/or in which payments will or may be payable;
•any conversion provisions;
•whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and
•any other rights, preferences, privileges, limitations and restrictions on the preferred shares.

The preferred shares will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred shares will rank equally as to dividends and liquidation rights in all respects with each other series of preferred shares. The rights of holders of shares of each series of preferred shares will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred shares, elect to offer fractional interests in shares of preferred shares, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred shares. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred shares.
Rank. Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
•senior to our common stock and to all equity securities ranking junior to such preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;
•on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Dividends. Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred shares may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. The dividend rate may vary based on the price of Bitcoin, the ratio of Bitcoin we hold compared to our outstanding indebtedness or other reference metrics tied to the price of Bitcoin or our holdings of Bitcoin. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred shares may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred shares, then the holders of that noncumulative preferred shares will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred shares will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred shares. If full dividends are not paid, the preferred shares will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred shares.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred shares shall be entitled to receive out of assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred shares will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred shares and all other such classes or series of shares of capital stock ranking on parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital stock ranking on parity with the preferred shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred shares, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred shares according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption. If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of shares of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred shares may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred shares of a series unless:
•if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred shares for all past dividend periods and the then current dividend period; or

•if such series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.
In addition, we will not acquire any preferred shares of a series unless:
•if that series of preferred shares has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred shares for all past dividend periods and the then current dividend period; or
•if that series of preferred shares does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred shares of such series for the then current dividend period.
However, at any time we may purchase or acquire preferred shares of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred shares of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred shares of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred shares to be redeemed at the address shown on our stock transfer books. Each notice shall state:
•the redemption date;
•the number of shares and series of preferred shares to be redeemed;
•the redemption price;
•the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accrue on such redemption date;
•the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and
•the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.
If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred shares will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred shares, no consent or vote of the holders of shares of preferred shares or any series thereof shall be required for any amendment to our Certificate that would increase the number of authorized shares of preferred shares or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred shares or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred shares or such series, as the case may be, then outstanding).
Conversion Rights. The terms and conditions, if any, upon which any series of preferred shares is convertible into shares of our class A common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of class A common stock into which the shares of preferred shares are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar. The transfer agent and registrar for the preferred shares will be set forth in the applicable prospectus supplement.
Exempted Company
The Company is an exempted company with limited liability incorporated under the laws of Cayman Islands.
The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
•an exempted company (other than an exempted company holding a license to carry on business in the Cayman Islands) does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
•an exempted company’s register of members is not open to inspection;
•an exempted company does not have to hold an annual general meeting;
•an exempted company may issue shares with no par value;
•an exempted company may obtain an undertaking against the imposition of any future taxation;
•an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•an exempted company may register as a limited duration company; and
•an exempted company may register as a segregated portfolio company.
“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred shares through the issuance of depositary shares, rather than full shares of preferred shares. If we do, we will issue to the public receipts, called “depositary receipts,” for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred shares. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred shares represented by the depositary share, to all the rights and preferences of the preferred shares represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred shares underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our Certificate and the certificate of designation for the applicable series of preferred shares that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred shares underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred shares underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred shares, as set forth in the applicable prospectus supplement.

Withdrawal of Shares
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred shares and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred shares upon surrender of depositary receipts. Holders of preferred shares thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred shares so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred shares to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred shares multiplied by the fraction of a share of preferred shares represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Depositary Shares
Upon receipt of notice of any meeting at which the holders of the depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that depositary shares. The record date for the depositary receipts relating to the depositary shares will be the same date as the record date for the depositary shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of depositary shares represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of depositary shares represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of depositary shares except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred shares and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed;
•there has been a final distribution of the preferred shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred shares.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, Class A Ordinary Shares, preferred shares or depositary shares. We may offer warrants separately or together with one or more additional debt securities, Class A Ordinary Shares, preferred shares, depositary shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the preferred shares or depositary shares with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related Class A Ordinary Shares, preferred shares, depositary shares or debt securities will be separately transferable;
•the number of shares of Class A Ordinary Shares, preferred shares, depositary shares or aggregate principal amount of debt securities purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;

•the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of debt securities, Class A Ordinary Shares, preferred shares, depositary shares or warrants as described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
•the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•any additional terms of the governing unit agreement, if applicable;
•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, Class A Ordinary Shares, preferred shares, depositary shares or debt securities constituting the units; and
•any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, preferred share, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, preferred shares, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities of a particular series, depositary shares, preferred shares, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called “participants,” that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, preferred shares, units or warrants, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers;
•in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;

•any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. Any shares of Class A Ordinary Shares will be listed on the NASDAQ, but any other securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

TAXATION
Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES RELATED TO THE OFFERING
We estimate the following expenses in connection with the offer and sale of our securities.

SEC registration fee	$ 153,100
FINRA filing fee	150,500
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous costs	*
Total	*
______________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time
Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

LEGAL MATTERS
Mourant Ozannes (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law, including the issuance of the Class A Ordinary Shares offered by this prospectus. Certain matters of U.S. federal and New York law will be passed upon for us by Reed Smith LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Prenetics Global Limited as of December 31, 2023, and for the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Prenetics Global Limited as of December 31, 2024, and for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Insighta Holdings Limited as of December 31, 2024 and 2023, and for the year ended December 31, 2024 and the period July 20, 2023 to December 31, 2023, incorporated by reference in this prospectus, have been audited by Deloitte Touche Tohmatsu, an independent auditor, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
We are a public limited company organized under the laws of Cayman Islands. As a result, the rights of holders of our Class A Ordinary Shares will be governed by Cayman Islands law and our articles of association. The rights of shareholders under Cayman Islands law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial amount of our assets are located outside the United States. As a result, it may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws.
Our principal executive office is Unit 703-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 East 42nd Street, 18th Floor New York, N.Y. 10168.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers
The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against wilful default, wilful neglect, civil fraud or the consequences of committing a crime. Our Amended Articles provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or wilful default.
We have entered into indemnification agreements with each of our directors. Under these agreements, we have agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being our director.
In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 9. Exhibits

Exhibit No.	Description	Incorporation by reference
		Form	File No.	Exhibit No.	Filing Date
1.1*	Form of Underwriting Agreement
2.1	Business Combination Agreement, dated as of September 15, 2021, by and among Artisan Acquisition Corp., Prenetics Global Limited, Prenetics Group Limited, AAC Merger Limited, and PGL Merger Limited.	F-4	333-260928	2.1	March 30, 2022
2.2	Amendment to Business Combination Agreement, dated as of March 30, 2022, by and among Artisan Acquisition Corp., Prenetics Global Limited, Prenetics Group Limited, AAC Merger Limited, and PGL Merger Limited.	F-4	333-260928	2.2	March 30, 2022
3.1	Amended and Restated Memorandum and Articles of Association of Prenetics Global Limited.	6-K	001-41401	99.1	August 1, 2025
4.1	Specimen ordinary share certificate of Prenetics Global Limited.	F-4	333-260928	4.1	March 30, 2022
4.2**	Form of Senior Indenture
4.3**	Form of Subordinated Indenture

4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Certificate Representing Preferred Share
4.7*	Form of Depositary Receipt for the Depositary Shares
4.8*	Form of Deposit Agreement
4.9*	Form of Warrant Agreement
4.10*	Form of Unit Agreement
5.1**	Opinion of Mourant Ozannes (Hong Kong) LLP
5.2**	Opinion of Reed Smith LLP
23.1**	Consent of Mourant Ozannes (Hong Kong) LLP (included in Exhibit 5.1)
23.2**	Consent of Reed Smith LLP (included in Exhibit 5.2)
23.3**	Consent of KPMG
23.4**	Consent of Deloitte Touche Tohmatsu
23.5**	Consent of Deloitte Touche Tohmatsu
23.6***	Consent of DaHui Lawyers
24.1**	Power of Attorney (included on the signature page of this registration statement)
25.1#	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under an indenture.
107**	Calculation of Filing Fee Table
______________
*To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.
**     Previously filed.
*** Filed herewith.
#      To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
Item 10. Undertakings
The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule

424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(6)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(7)That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 8, 2025.

Prenetics Global Limited

By: /s/ Danny Sheng Wu Yeung Name: Danny Sheng Wu Yeung Title: Chief Executive Officer

SIGNATURE	CAPACITY	DATE

/s/ Danny Sheng Wu Yeung	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 8, 2025
Danny Sheng Wu Yeung

/s/ Lo Hoi Chun	Chief Financial Officer (Principal Financial and Accounting Officer)	September 8, 2025
Lo Hoi Chun

*	Independent Director	September 8, 2025
Cheng Yin Pan

*	Independent Director	September 8, 2025
Kong Yiu Cheung

*	Director	September 8, 2025
David Eric Vanderveen

* By: /s/ Danny Sheng Wu Yeung
Danny Sheng Wu Yeung, Attorney in Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized representative of Prenetics Global Limited, has signed this registration statement in the City of New York, New York, on September 8, 2025.
Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President